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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549
                                     ------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Magellan Health Services, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                    58-1076937
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(State of incorporation or organization)               (I.R.S. employer
                                                       identification no.)

3414 Peachtree Road, N.E.
Suite 1400
Atlanta, Georgia                                     30326
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(Address of principal executive offices)          (Zip Code)

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please
      check the following box.                /X/

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A(c)(2), please check the
      following box.            / /

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each Class           Name of each exchange on which
          to be so registered           each class is to be registered
          -------------------           ------------------------------

          Common Stock,                        New York Stock Exchange
          $0.25 par value per share

          11 1/4% Series A Senior              New York Stock Exchange
          Subordinated Notes due 2004

Securities to be registered pursuant to Section 12(g) of the Act:

None

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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     COMMON STOCK. The description of the Common Stock, par value $0.25 per share, of Magellan Health Services, Inc. (the "Registrant") found under the caption "Description of New Securities -- Description of New Common Stock" on pages 280 through 282 of the Information Statement/Prospectus and Solicitation of Plan Acceptances (the "Information Statement/Prospectus") filed as part of the Registrant's Amendment No. 4 to Registration Statement on Form S-4, Registration No. 33-39026, filed with the Securities and Exchange Commission on April 23, 1992 is incorporated herein by reference.
A copy of such description is being filed with the copies of this Registration Statement on Form 8-A being filed with The New York Stock Exchange.

     SERIES A SENIOR SUBORDINATED NOTES. The description of the Registrant's 11 1/4% Series A Senior Subordinated Notes due 2004 (the "Notes"), found under the caption "Description of the New Notes" on pages 69 through 88 of the Prospectus filed as part of Amendment No. 3 to the Registrant's Registration Statement on Form S-4, Registration No. 33-53701, filed with the Securities and Exchange Commission on September 16, 1994 is incorporated herein by reference. A copy of such description is being filed with the copies of this Registration Statement on Form 8-A being filed with The New York Stock Exchange.

Item 2.  EXHIBITS.

     The Common Stock and Notes are to be registered on The New York Stock Exchange. There are no other securities of the Registrant registered on The New York Stock Exchange. Accordingly, the following exhibits required by
Part II of the Instructions as to Exhibits are hereby duly filed with each copy of this Registration Statement on Form 8-A submitted to The New York Stock Exchange, but are not filed with, or incorporated by reference in copies of this Registration Statement on Form 8-A filed with the Securities and Exchange Commission:

1. Copy of the Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1996.

3. Copy of the Registrant's definitive Proxy Statement dated January 25, 1996 for its annual meeting of stockholders held on February 22, 1996.

4.1 Registrant's Restated Certificate of Incorporation, as filed in Delaware on October 16, 1992.

4.2 Registrant's Certificate of Ownership and Merger merging Magellan Health Services, Inc. (a Delaware corporation) into Charter Medical Corporation (a Delaware corporation), as filed in Delaware on December 21, 1995.

4.3  Bylaws of the Registrant, as amended, effective May 19, 1995.

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4.4  Indenture, dated as of May 2, 1994, among the Registrant, the Guarantors listed therein and Marine Midland Bank, as Trustee relating to the Notes.

4.5 Purchase Agreement, dated April 22, 1994, between the Registrant and Bear, Stearns & Co. Inc. and BT Securities Corporation.

4.6 Exchange and Registration Rights Agreement, dated April 22, 1994, between the Registrant and Bear, Stearns & Co. Inc. and BT Securities Corporation.

4.7 Indenture Supplement No. 1, dated June 3, 1994, among the Registrant, the Guarantors listed therein and Marine Midland Bank, as Trustee, relating to the Registrant's 11 1/4% Series A Senior Subordinated Notes due April 15, 2004, together with a schedule identifying substantially similar documents pursuant to Instruction 2 to Item 601 of Regulation S-K.

4.8 Indenture Supplement No. 3 , dated August 30, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, as Trustee, relating to the Registrant's 11 1/4% Series A Senior Subordinated Notes due April 15, 2004.

5.1  Copy of form of Common Stock certificate.

6.1 Copy of the Registrant's Annual Report to Stockholders for its fiscal year ended September 30, 1995.

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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 27, 1996

                                   MAGELLAN HEALTH  SERVICES, INC..



                                   By: /s/ Howard McLure
                                      ------------------------------------
                                      Howard McLure
                                      Title: Vice President and Controller


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                                INDEX OF EXHIBITS

Exhibit
Number                   Description of Exhibits
--------                 -------------------------

1. Copy of the Registrant's Annual Report on Form 10-K for its fiscal year ended September 30, 1996.

3. Copy of the Registrant's definitive Proxy Statement dated January 25, 1996 for its annual meeting of stockholders held on February 22, 1996.

4.1 Registrant's Restated Certificate of Incorporation, as filed in Delaware on October 16, 1992.

4.2 Registrant's Certificate of Ownership and Merger merging Magellan Health Services, Inc. (a Delaware corporation) into Charter Medical Corporation (a Delaware corporation), as filed in Delaware on December 21, 1995.

4.3 Bylaws of the Registrant, as amended, effective May 19, 1995.

4.4 Indenture, dated as of May 2, 1994, among the Registrant, the Guarantors listed therein and Marine Midland Bank, as Trustee relating to the Notes.

4.5 Purchase Agreement, dated April 22, 1994, between the Registrant and Bear, Stearns & Co. Inc. and BT Securities Corporation.

4.6 Exchange and Registration Rights Agreement, dated April 22, 1994, between the Registrant and Bear, Stearns & Co. Inc. and BT Securities Corporation.

4.7 Indenture Supplement No. 1, dated June 3, 1994, among the Registrant, the Guarantors listed therein and Marine Midland Bank, as Trustee, relating to the Registrant's 11 1/4% Series A Senior Subordinated Notes due April 15, 2004, together with a schedule identifying substantially similar documents pursuant to Instruction 2 to Item 601 of Regulation S-K.

4.8 Indenture Supplement No. 3 , dated August 30, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, as Trustee, relating to the Registrant's 11 1/4% Series A Senior Subordinated Notes due April 15, 2004.

5.1                      Copy of form of Common Stock certificate.

6.1 Copy of the Registrant's Annual Report to Stockholders for its fiscal year ended September 30, 1995.